Exhibit 99.1

CareDx Reports Preliminary Financial Results for Third Quarter 2024

Third Quarter 2024 Financial Results to be Reported on November 4, 2024

BRISBANE, Calif., October 15, 2024 — CareDx, Inc. (Nasdaq: CDNA)- The Transplant Company™ — a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers —today reported preliminary financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Third quarter revenue is expected to be in the range of $82 million to $83 million, an increase of approximately 23% year-over-year.

•	Grew Testing Services volume to approximately 44,600, an increase of approximately 16% year-over-year.

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Testing services revenue is expected to be in the range of $60 million to $61 million, an increase of approximately 26% year-over-year. This includes approximately $1.2 million in revenue for tests performed in prior quarters.

•	Patient and Digital Solutions revenue is expected to be approximately $11.9 million, and Products is expected to be approximately $10.2 million, up 20% and 7% year-over-year, respectively.

•	Ended the quarter with cash, cash equivalents, and marketable securities of approximately $240 million with no debt.

The preliminary financial information presented in this press release is based on CareDx’s current expectations and may be adjusted as a result of, among other things, the completion of the quarterly review procedures of CareDx’s third quarter 2024 financial statements.

“We are pleased to report another quarter of growth across all our lines of business. Our performance continues to be strong as we head into the fourth quarter,” said John W. Hanna, CareDx President and CEO.

Upcoming Earnings Event

CareDx plans to report its third quarter 2024 financial results for the period ending September 30, 2024, on November 4, 2024, after market close. Company management will host a corresponding conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time

Individuals interested in listening to the conference call may do so by dialing 1-800-343-4849 for domestic callers or 1-203-518-9783 for international callers. Please reference Conference ID: CareDx. To listen to a live webcast, please visit the investor relations section of CareDx’s website at: investors.caredxinc.com.

About CareDx – The Transplant Company

CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding CareDx’s third quarter 2024 revenue, and cash, cash equivalents, and marketable securities as of September 30, 2024, its ability to advance transplant patient care, its prospects in 2024, and its anticipation to report third quarter 2024 financial results during its earnings call on November 4, 2024. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those projected, including the completion of quarterly review procedures off CareDx’s third quarter 2024 financial statements, and its current expectations, and general economic and market factors; and other risks discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by CareDx with the SEC on February 28, 2024, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed by CareDx with the SEC on May 9, 2024 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 filed by CareDx with the SEC on July 31, 2024, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CareDx, Inc.

Media Relations

Anna Czene

818-731-2203

aczene@caredx.com

Investor Relations

Greg Chodaczek

investor@caredx.com